As filed with the Securities and Exchange Commission on May 22, 2015.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHEQUITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 15 W. Scenic Pointe Dr. Ste. 100 Draper, Utah 84020 (801) 727-1000	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

HealthEquity, Inc. 2014 Equity Incentive Plan
(Full title of the plan)

Jon Kessler
President and Chief Executive Officer
15 W. Scenic Pointe Dr.
Ste. 100
Draper, Utah 84020
(801) 727-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon R. Caplan, Esq. Michael A. Katz, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share	1,644,041	$26.12	$42,942,350.92	$4,989.90

(1)
Represents the additional shares of common stock, par value $0.0001 per share (“Common Stock”) of HealthEquity, Inc. (the “Registrant”), that were automatically added to the shares authorized for issuance under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated (the “Plan”), on February 1, 2015 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on February 1st of each year commencing in 2015 and ending on (and including) February 1, 2024, the number of shares of Common Stock reserved for issuance under the Plan is automatically increased by an amount equal to the lesser of: (i) 3% of the total number of shares of Common Stock outstanding on January 31st of the preceding fiscal year; and (ii) such lesser number of shares of Common Stock determined by the Registrant’s board of directors. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on May 15, 2015.

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers an additional 1,644,041 shares of the Registrant’s common stock, par value $0.0001 per share, issuable under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated. Pursuant to General Instruction E to Form S-8, HealthEquity, Inc. incorporates by reference into this Registration Statement the contents of its registration statement relating to such plan, including all exhibits filed therewith or incorporated therein by reference, filed on Form S-8 on August 1, 2014 (File No. 333-197778), except as expressly modified herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed on March 31, 2015 (File No. 001-36568) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 25, 2014 (File No. 001-36568) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
ITEM 8. EXHIBITS.
Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on May 22, 2015.

HEALTHEQUITY, INC.

By:	/s/ Jon Kessler
Name:	Jon Kessler
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jon Kessler, Stephen D. Neeleman and Darcy Mott, and each of them, as attorney-in-fact with full power of substitution and re- substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	By:	/s/ Jon Kessler
May 22, 2015	Name:	Jon Kessler
	Title:	President, Chief Executive Officer and Director

	By:	/s/ Darcy Mott
May 22, 2015	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer

	By:	/s/ Stephen D. Neeleman, M.D.
May 22, 2015	Name:	Stephen D. Neeleman, M.D.
	Title:	Director

	By:	/s/ Frank T. Medici
May 22, 2015	Name:	Frank T. Medici
	Title:	Director

	By:	/s/ Evelyn Dilsaver
May 22, 2015	Name:	Evelyn Dilsaver
	Title:	Director

	By:	/s/ Ian Sacks
May 22, 2015	Name:	Ian Sacks
	Title:	Director

	By:	/s/ Michael O. Leavitt
May 22, 2015	Name:	Michael O. Leavitt
	Title:	Director

	By:	/s/ Manu Rana
May 22, 2015	Name:	Manu Rana
	Title:	Director

	By:	/s/ Frank Corvino
May 22, 2015	Name:	Frank Corvino
	Title:	Director

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
4.1	Form of Common Stock Certificate.	S-1/A	333-196645	4.1	July 16, 2014
5.1	Opinion of Willkie Farr & Gallagher LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page of this Form S-8).					X
99.1	HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated, and Form of Award Agreement.	S-1/A	333-196645	10.3	July 16, 2014